Exhibit 10.1

Forte Biosciences, Inc.

3060 Pegasus Park Drive, Building 6

Dallas, Texas 75247

June 11, 2024

Camac Fund, LP

c/o Camac Partners, LLC

350 Park Avenue, 13th Floor

New York, New York 10022

Ladies and Gentlemen:

This standstill and voting agreement (this “Agreement”) constitutes the agreement between (a) Forte Biosciences, Inc. (“Company”) and (b) Camac Fund, LP (“Camac Fund”) and each of the other related Persons (as defined below) set forth on the signature pages to this Agreement (collectively, with Camac Fund, the “Camac Fund Signatories”). Company and the Camac Fund Signatories are collectively referred to as the “Parties.” The Camac Fund Signatories and each Affiliate (as defined below) of each Camac Fund Signatory are collectively referred to as the “Camac Group.”

1.   Voting Commitment. During the Restricted Period, at each annual or special meeting of Company’s stockholders (including any adjournments, postponements or other delays thereof) or action by written consent of Company’s stockholders, the Camac Fund Signatories will cause all Voting Securities (as defined below) that are beneficially owned by the Camac Group to be (a) present for quorum purposes and (b) voted or consented (i) in favor of the election of each person nominated by the Company’s Board of Directors (the “Board”) for election as a director; (ii) against any proposals or resolutions to remove any member of the Board; and (iii) in accordance with the recommendation of the Board on all other proposals or business that may be the subject of stockholder action at such meeting or action by written consent.

2.   Standstill.

(a)   Restricted Activities. During the Restricted Period, each of the Camac Fund Signatories agrees that it will not, and shall cause the other Restricted Persons not to, in any way, directly or indirectly (in each case, except as expressly permitted by this Agreement):

(i)   acquire, announce an intention to acquire, offer or propose to acquire, or agree to acquire, by purchase or otherwise, any shares of Company common stock or other Voting Securities of the Company, including any stock, option, warrant, convertible security, stock appreciation right or other similar right (including, without limitation, any put or call option or “swap” transaction) with respect to any security (other than a broad-based market basket or index);

(ii)   make any public announcement or proposal with respect to, or publicly offer or propose, (A) any form of business combination or acquisition or other transaction relating to a material amount of assets or securities of Company or any of its subsidiaries; (B) any form of restructuring, recapitalization, liquidation, dissolution, dividend, distribution, return of capital or change in capital allocation or other similar transaction with respect to Company or any of its subsidiaries; or (C) any form of tender or exchange offer for shares of Company’s common stock or other Voting Securities, whether or not such transaction involves a Change of Control (as defined below) of Company, it being understood that none of the foregoing will prohibit the Camac Fund Signatories from (1) selling or tendering their shares of Company’s common stock, and otherwise receiving consideration, pursuant to any such transaction or (2) voting on any such transaction in accordance with paragraph 1;

(iii)   engage in, or knowingly assist in the engagement in (including engagement by use of or in coordination with a universal proxy card), any solicitation of proxies or written consents to vote any Voting Securities, or conduct, or assist in the conducting of, any type of binding or nonbinding referendum with respect to any Voting Securities, or assist or participate in any other way, directly or indirectly, in any solicitation of proxies (or written consents) with respect to, or from the holders of, any Voting Securities, or otherwise become a “participant” in a “solicitation,” as such terms are defined in Instruction 3 of Item 4 of Schedule 14A and Rule 14a-1 of Regulation 14A, respectively, under the Securities Exchange Act of 1934, as amended, and with the rules and regulations thereunder (the “Exchange Act”), to vote any securities of Company (including by initiating, encouraging or participating in any “withhold” or similar campaign), in each case other than in a manner that is consistent with the Board’s recommendation on a matter;

(iv)   initiate, propose or otherwise “solicit” (as such term is used in the proxy rules of the Securities and Exchange Commission (“SEC”), including any solicitations of the type contemplated by Rule 14a-2(b) promulgated under the Exchange Act) Company’s stockholders for the approval of any shareholder proposal, whether made pursuant to Rule 14a-4 or Rule 14a-8 promulgated under the Exchange Act, or otherwise, or cause or encourage any Person to initiate or submit any such shareholder proposal;

(v)   (A) seek, alone or in concert with others, election or appointment to, or representation on, the Board, (B) nominate or propose the nomination of, or recommend the nomination of, or encourage any Person to nominate or propose the nomination of or recommend the nomination of, any candidate to the Board, or (C) seek, alone or in concert with others, or encourage any Person to seek, the removal of any member of the Board;

(vi)   advise or knowingly encourage any Person with respect to the voting of (or execution of a written consent in respect of) or disposition of any securities of Company other than in a manner that is consistent with the Board’s recommendation on a matter;

(vii)   other than in open market sale transactions where the identity of the purchaser is not known, sell, offer or agree to sell directly or indirectly, through swap or hedging transactions or otherwise, the securities of Company or any rights decoupled from the underlying securities held by the Camac Fund Signatories to any Person not a party to this Agreement (a “Third Party”) with a known history of activism or known plans to engage in activism (it being understood that such knowledge will be deemed to exist with respect to any publicly available information, including information in documents filed with the SEC);

(viii)   take any action in support of, or make any proposal or request that constitutes or would result in: (A) advising, replacing or influencing any director or the management of Company, including any plans or proposals to change the number or term of directors or to fill any vacancies on the Board; (B) any material change in the capitalization, stock repurchase programs or practices, capital allocation programs or practices, or distribution, dividend or return of capital policies, programs or practices of Company; (C) any other material change in Company’s management, business or corporate structure; (D) seeking to have Company waive or make amendments or modifications to its bylaws or certificate of incorporation, or other actions that could reasonably be expected to impede or facilitate the acquisition of control of Company by any Person; (E) causing a class of securities of Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange; or (F) causing a class of securities of Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

(ix)   communicate with stockholders of Company or others pursuant to Rule 14a-1(l)(2)(iv) under the Exchange Act;

(x)   call or seek to call, or request the call of, alone or in concert with others, any meeting of stockholders, whether or not such a meeting is permitted by the bylaws, including a “town hall meeting”;

(xi)   deposit any shares of Company’s common stock or other Voting Securities in any voting trust or subject any shares of Company’s common stock or other Voting Securities to any arrangement or agreement with respect to the voting of any shares of Company’s common stock or Voting Securities (other than (A) any such voting trust, arrangement or agreement solely among the Camac Fund Signatories that is otherwise in accordance with this Agreement or (B) customary brokerage accounts, margin accounts, prime brokerage accounts and the like);

(xii)   seek, or knowingly encourage or advise any Person, to submit nominations in furtherance of a “contested solicitation” for the election or removal of directors with respect to Company or seek, or knowingly encourage or take any other action with respect to, the election or removal of any directors;

(xiii)   form, join or in any other way participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Security (other than a group that includes all or some of the Camac Fund Signatories); provided, however, that nothing herein shall limit the ability of an Affiliate of the Camac Fund Signatories to join or in any way participate in the “group” currently in existence as of the execution date of this Agreement and comprising the Camac Fund Signatories following the execution of this Agreement, so long as any such Affiliate agrees to be subject to, and bound by, the terms and conditions of this Agreement and, if required under the Exchange Act, files a Schedule 13D or an amendment thereof, as applicable, within two Business Days after disclosing that the Camac Fund Signatories have formed a group with such Affiliate;

(xiv)   demand a copy of Company’s list of stockholders or its other books and records or make any request pursuant to Rule 14a-7 under the Exchange Act or under any statutory or regulatory provisions of Delaware providing for stockholder access to books and records (including lists of stockholders) of Company (and, immediately upon signing, will withdraw any pending demands for books and records and dismiss any pending complaints seeking books and records of the Company);

(xv)   make any request or submit any proposal to amend or waive the terms of this paragraph 2, other than through non-public communications with Company that would not be reasonably likely to trigger public disclosure obligations for any Party;

(xvi)   enter into any discussions, negotiations, agreements or understandings with any Person with respect to any action that the Camac Fund Signatories are prohibited from taking pursuant to this paragraph 2, or advise, assist, knowingly encourage or seek to persuade any Person to take any action or make any statement with respect to any such action, or otherwise take or cause any action or make any statement inconsistent with any of the foregoing; or

(xvii)   make or cause to be made any statement that disparages, calls into disrepute, slanders, impugns, casts in a negative light or otherwise damages the reputation of Company or any of its Affiliates, subsidiaries, successors or assigns, or any of its or their respective current or former officers, directors, employees, stockholders, agents, attorneys, advisors or representatives, or any of its or their respective businesses, products or services, in any manner that would reasonably be expected to damage the business or reputation of the other or its businesses, products or services (including any statements regarding Company’s strategy, policies (including capital allocation programs and practices), governance, operations, performance, products or services), it being understood that this clause (xvii) will not restrict the ability of any Restricted Person to (i) comply with any subpoena or other legal process or respond to a request for information from any governmental authority with jurisdiction over such Restricted Person; or (ii) enforce such Restricted Person’s rights pursuant to this Agreement.

(b)   Permitted Activities. Notwithstanding anything to the contrary in this Agreement, the Camac Fund Signatories shall not be prohibited or restricted from (i) communicating privately with officers of Company in a manner consistent with communications that may be reasonably made by all stockholders of Company, so long as such communications are not intended to lead to, and would not reasonably be expected to require, any public disclosure of such communications by any Party; (ii) taking any action necessary to comply with any law, rule or regulation or any action required by any governmental or regulatory authority or stock exchange that has, or reasonably may have, jurisdiction over such Camac Fund Signatories, provided, that a breach by such Camac Fund Signatories of this Agreement is not the cause of the applicable requirement; or (iii) communicating with stockholders of Company and others in a manner that does not otherwise violate this Agreement.

(c)   No Indirect Actions. During the Restricted Period, the Camac Fund Signatories shall refrain from taking any actions which could reasonably be expected to have the effect of encouraging or assisting any Third Party to engage in actions which, if taken by the Camac Fund Signatories, would violate this Agreement.

(d)   Stockholder Access to Company. The Camac Fund Signatories and Company acknowledge that, other than as restricted by the terms in this Agreement or applicable law, the Camac Fund Signatories shall conduct themselves as, and be treated as, any other stockholder, with similar stockholder rights and access to management and the Board. The Camac Fund Signatories shall not have or claim any information rights beyond those afforded to all other stockholders (other than as limited or otherwise restricted by the provisions of paragraph 2(a)) and acknowledge Company’s securities disclosure obligations, including under Regulation FD.

3.    Compliance with this Agreement. The Camac Fund Signatories will cause the other Restricted Persons to comply with the terms of this Agreement and will be responsible for any breach of the terms of this Agreement by any Restricted Person (even if such Restricted Person is not a party to this Agreement).

4.    Public Disclosure. Neither Company nor any member of the Camac Group will (i) make any public statements with respect to the matters covered by this Agreement (or in any other filing with the SEC, any other regulatory or governmental agency, any stock exchange or in any materials that would reasonably be expected to be filed with the SEC) that are inconsistent with, or otherwise contrary to, the terms of this Agreement, the Confidential Term Sheet to Settle Stockholder Action dated June 4, 2024, between the parties to the action captioned Camac Fund, LP v. Paul A. Wagner, et al., C.A. No. 2023-0817-MTZ, in the Delaware Court of Chancery (the “Delaware Action”), or the Stipulation of Settlement for the Delaware Action dated June 11, 2024 (the “Delaware Stipulation of Settlement”); or (ii) speak on the record or on background with the press, media or any analysts about the other Party or any of its respective Affiliates, subsidiaries, successors or assigns, or any of its or their respective current or former officers, directors, employees, stockholders, agents, attorneys, advisors or representatives. The Camac Group acknowledges and agrees that the Company may file this Agreement with the SEC as an exhibit to a Current Report on Form 8-K and other filings with the SEC and the Company acknowledges and agrees that the Camac Group may file this Agreement as an exhibit to its Schedule 13D related to the Company with the SEC. Prior to the issuance of a Current Report on Form 8-K to be filed by the Company with the SEC regarding the settlement of the Delaware Action and this Agreement, neither Company nor any member of the Camac Group will issue any press release or public announcement regarding this Agreement, file this Agreement with the SEC, or take any action that would require public disclosure of this Agreement.

5.    Definitions. As used in this Agreement, the following terms have the following meanings:

(a)   “Affiliate” has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act and will include Persons who become Affiliates of the Camac Group after the date of this Agreement.

(b)   “beneficially own,” “beneficially owned” and “beneficial owners” has the meaning set forth in Rule 13d-3 and Rule 13d-5(b)(1) promulgated under the Exchange Act.

(c)   “Business Day” means any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of San Francisco is closed.

(d)   “Change of Control” shall be deemed to have taken place if (i) any Person is or becomes a beneficial owner, directly or indirectly, of securities of Company representing more than 50 percent of the equity interests and voting power of Company’s then-outstanding equity securities; or (ii) Company enters into a stock-for-stock transaction whereby immediately after the consummation of the transaction Company’s stockholders retain, directly or indirectly, less than 50 percent of the equity interests and voting power of the surviving entity’s then-outstanding equity securities.

(e)   “Extraordinary Transaction” means any equity tender offer, equity exchange offer, merger, acquisition, joint venture, business combination, recapitalization, reorganization, restructuring, disposition, distribution, or other transaction with a Third Party that, in each case, would result in a Change of Control of the Company, including any liquidation, dissolution or other extraordinary transaction involving a majority of its equity securities or all or substantially all of its assets (determined on a consolidated basis), and, for the avoidance of doubt, including any such transaction with a Third Party that is submitted for a vote of the Company’s stockholders, but excluding any equity financing transaction that is for the principal purpose of raising operating and working capital for the Company operations.

(f)   “Person” will be interpreted broadly to include, among others, any individual, general or limited partnership, corporation, limited liability or unlimited liability company, joint venture, estate, trust, group, association or other entity of any kind or structure.

(g)   “Restricted Period” means the period from the date of this Agreement until 11:59 p.m., Eastern time, on the day that is 15 days prior to the deadline for the submission of stockholder nominations of directors and business proposals for the 2028 annual meeting of Company’s stockholders (it being understood that paragraphs 4, 6, and 9 through 19 will survive the end of the Restricted Period and any termination of this Agreement).

(h)   “Restricted Persons” means the members of the Camac Group and the principals, directors, general partners, officers, employees, agents and representatives of each member of the Camac Group.

(i)   “Voting Securities” means the shares of Company’s capital stock and any other securities of Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for, such shares or other securities, whether or not subject to the passage of time or other contingencies.

6.    Interpretations. The words “include,” “includes” and “including” will be deemed to be followed by the words “without limitation.” Unless the context requires otherwise, “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument, law, rule or statute defined or referred to in this Agreement means, unless otherwise indicated, such agreement, instrument, law, rule or statute as from time to time amended, modified or supplemented. The measure of a period of one month or year for purposes of this Agreement will be the day of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual day of the following month or year

(for example, one month following February 18 is March 18 and one month following March 31 is May 1).

7.   Representations of the Camac Fund Signatories. Each of the Camac Fund Signatories, severally and not jointly, represents that (a) its authorized signatory set forth on the signature page of this Agreement has the power and authority to execute this Agreement and any other documents or agreements to be entered into in connection with this Agreement and to bind such Person; (b) this Agreement has been duly authorized, executed and delivered by it and is a valid and binding obligation of such Person, enforceable against it in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; (c) this Agreement does not and will not violate any law, any order of any court or other agency of government, its organizational documents or any provision of any agreement or other instrument to which it or any of its properties or assets is bound, or conflict with, result in a material breach of or constitute (with due notice or lapse of time or both) a default under any such agreement or other instrument to which any member of the Camac Group is bound, or result in the creation or imposition of, or give rise to, any material lien, charge, restriction, claim, encumbrance or adverse penalty of any nature whatsoever; (d) it has not, and no member of the Camac Group has, directly or indirectly, compensated or entered into any agreement, arrangement or understanding to compensate any person for service as a director of Company with any cash, securities (including any rights or options convertible into or exercisable for or exchangeable into securities or any profit sharing agreement or arrangement) or other form of compensation directly or indirectly related to Company or its securities; and (e) as of the date of this Agreement, the Camac Fund Signatories (i) are the beneficial owners of an aggregate of 1,277,176 shares of Company’s common stock, (ii) have voting authority over such shares, and (iii) own no other equity or equity-related interest in Company.

8.   Representations of Company. Company represents that (a) its authorized signatory set forth on the signature page to this Agreement has the power and authority to execute this Agreement and any other documents or agreements to be entered into in connection with this Agreement and to bind Company; (b) this Agreement has been duly authorized, executed and delivered by it and is a valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; (c) this Agreement does not require the approval of the stockholders of Company; and (d) this Agreement does not and will not violate any law, any order of any court or other agency of government, Company’s certificate of incorporation or bylaws, each as amended from time to time, or any provision of any agreement or other instrument to which Company or any of its properties or assets is bound, or conflict with, result in a material breach of or constitute (with due notice or lapse of time or both) a default under any such agreement or other instrument to which Company is bound, or result in the creation or imposition of, or give rise to, any material lien, charge, restriction, claim, encumbrance or adverse penalty of any nature whatsoever.

9.   Specific Performance. Each Party acknowledges and agrees that money damages would not be a sufficient remedy for any breach (or threatened breach) of this Agreement by it and that, in the event of any breach or threatened breach of this Agreement, (a) the Party seeking specific performance will be entitled to seek injunctive and other equitable relief, without proof of actual damages; (b) the Party against whom specific performance is sought will not plead in defense that there would be an adequate remedy at law; (c) the Party against whom specific performance is sought agrees to waive any applicable right or requirement that a bond be posted. Such remedies will not be the exclusive remedies for a breach of this Agreement and will be in addition to all other remedies available at law or in equity; and (d) the Party that prevailed should either Party seek injunctive relief, shall be entitled to recover reasonable costs and attorneys’ fees without regard for the prevailing Party in the final judgment, if any and that such attorneys’ fees and costs shall be recoverable on written demand at any time, including, but not limited to, prior to entry of a final judgment, if any, by the court, and must be paid within 30 days after demand or else such amounts shall be subject to the accrual of interest at a rate equal to the maximum statutory rate.

10.   Entire Agreement; Binding Nature; Assignment; Waiver. This Agreement constitutes the only agreement between the Parties with respect to the subject matter of this Agreement and it supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. This Agreement is not intended to supersede or modify the terms of the Delaware Stipulation of Settlement, which shall remain fully in effect. This Agreement binds, and will inure to the benefit of, the Parties and their respective successors and permitted assigns. No Party may assign or otherwise transfer either this Agreement or any of its rights, interests, or obligations under this Agreement without the prior written approval of the other Party. Any purported transfer requiring consent without such consent is void. No amendment, modification, supplement or waiver of any provision of this Agreement will be effective unless it is in writing and signed by the affected Party, and then only in the specific instance and for the specific purpose stated in such writing. Any waiver by any Party of a breach of any provision of this Agreement will not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a Party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right to insist upon strict adherence to that term or any other term of this Agreement in the future.

11.   Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, then the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement that is held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable, and this Agreement will otherwise be construed so as to effectuate the original intention of the Parties reflected in this Agreement. The Parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.

12.   Governing Law; Forum. This Agreement is governed by and will be construed in accordance with the laws of the State of Delaware. Each of the Parties (a) irrevocably and unconditionally consents to the exclusive personal jurisdiction and venue of the Court of Chancery of the State of Delaware and any appellate court thereof (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware and any appellate court thereof will have exclusive personal jurisdiction);

(b) agrees that it will not challenge such personal jurisdiction by motion or other request for leave from any such court; (c) agrees that it will not bring any action relating to this Agreement or otherwise in any court other than the such courts; and (d) waives any claim of improper venue or any claim that those courts are an inconvenient forum. The Parties agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in paragraph 15 or in such other manner as may be permitted by applicable law, will be valid and sufficient service thereof.

13.   Waiver of Jury Trial. EACH OF THE PARTIES, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY OF THEM. No Party will seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.

14.   Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and is not enforceable by any other Person.

15.   Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly delivered and received (a) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (b) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (c) immediately upon delivery by hand; or (d) on the date sent by email (except that notice given by email will not be effective unless either (i) a duplicate copy of such email notice is promptly given by one of the other methods described in this paragraph 15 or (ii) the receiving Party delivers a written confirmation of receipt of such notice either by email or any other method described in this paragraph 15 (excluding “out of office” or other automated replies)). The addresses for such communications are as follows. At any time, any Party may, by notice given to the other Parties in accordance with this paragraph 15, provide updated information for notices pursuant to this Agreement.

 If to Company:

Forte Biosciences, Inc.

3060 Pegasus Park Drive, Building 6

Dallas, Texas 75247

Attn: Paul A. Wagner, Ph.D.

Email: pwagner@fortebiorx.com

with a copy (which will not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.

Sebastian Alsheimer

1301 Avenue of the Americas

New York, NY 10019

Email: salsheimer@wsgr.com

Brad D. Sorrels

Shannon E. German

222 Delaware Avenue, Suite 800

Wilmington, DE 19801

Email: bsorrels@wsgr.com

Email: sgerman@wsgr.com

 If to the Camac Fund Signatories:

Camac Fund, LP

c/o Camac Partners, LLC

350 Park Avenue, 13th Floor

New York, New York 10022

Email: eric@camacpartners.com

with a copy (which will not constitute notice) to:

Morris Kandinov LLP

305 Broadway, 7th Floor

New York, NY 10007

Attn: Aaron T. Morris

Email: aaron@moka.law

16.   Representation by Counsel. Each of the Parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed this Agreement with the advice of such counsel. Each Party and its counsel cooperated and participated in the drafting and preparation of this Agreement, and any and all drafts of this Agreement exchanged among the Parties will be deemed the work product of all of the Parties and may not be construed against any Party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any Party that drafted or prepared it is of no application and is expressly waived by each of the Parties, and any controversy over interpretations of this Agreement will be decided without regard to events of drafting or preparation.

17.   Counterparts. This Agreement and any amendments to this Agreement may be executed in one or more textually identical counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, ..tif, .gif, .jpg or similar attachment to electronic mail or by an electronic signature service (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent that such defense relates to lack of authenticity.

18.   Headings. The headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision of this Agreement.

19.   Termination. Unless otherwise mutually agreed in writing by each Party, this Agreement shall terminate upon the expiration of the Restricted Period. Notwithstanding the foregoing, paragraph 4, paragraph 6 and paragraphs 9 through 19 shall survive the termination of this Agreement. No termination of this Agreement shall relieve any Party from liability for any breach of this Agreement prior to such termination. Notwithstanding anything to the contrary in this Agreement, Company’s obligations under paragraph 1 will immediately terminate upon the earliest of: (i) any member of the Camac Group breaching this Agreement and such breach not being cured (if capable of being cured) within 15 Business Days after receipt by the Camac Fund Signatories from Company of written notice specifying the breach; or (ii) the submission by any member of the Camac Group during the Restricted Period of any director nominations in connection with any meeting of Company’s stockholders.

[Signature page follows.]

Very truly yours,

FORTE BIOSCIENCES, INC.

By:	/s/ Paul Wagner
Name: Paul A. Wagner, Ph.D.
Title: Chairman and Chief Executive Officer

ACCEPTED AND AGREED as of the date written above:

CAMAC FUND, LP

By: Camac Capital, LLC its General Partner

By:	/s/ Eric Shahinian
Name: Eric Shahinian
Title: Manager

CAMAC PARTNERS, LLC

By: Camac Capital, LLC its Managing Member

By:	/s/ Eric Shahinian
Name: Eric Shahinian
Title: Manager

CAMAC CAPITAL, LLC

By:	/s/ Eric Shahinian
Name: Eric Shahinian
Title: Manager

ERIC SHAHINIAN

By:	/s/ Eric Shahinian

[Signature Page to Letter Agreement]